Exhibit 99.1

Press Release For immediate release Tony Semak, Investor Relations 800-241-5477

Invesco Mortgage Capital Inc. Reports Third Quarter 2017 Financial Results
Diversified strategy continued to deliver strong results
Basic EPS of $0.44, Core EPS* of $0.44
Q3 common stock dividend increased to $0.41 per share
Economic return** of 2.6% for the quarter, 11.8% year to date

Atlanta - November 6, 2017 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended September 30, 2017.

Highlights:

•	Q3 2017 net income attributable to common stockholders of $49.1 million or $0.44 basic earnings per common share (“EPS”) compared to $46.8 million or $0.42 basic EPS in Q2 2017

•	Q3 2017 core earnings* of $49.1 million or core EPS of $0.44 compared to $46.1 million or core EPS of $0.41 in Q2 2017

•	Q3 2017 book value per diluted common share*** of $18.34 compared to $18.27 at Q2 2017 and $17.48 at Q4 2016

•	Q3 2017 common stock dividend increased to $0.41 per share

•	Issued $287.5 million of preferred equity

Core earnings per share* improved to $0.44 for the quarter, an increase of $.03 or 7.3% over the previous quarter, primarily due to higher effective net interest income and the deployment of proceeds from the $287.5 million preferred equity offering in August. Substantially all the preferred equity offering proceeds were deployed in Agency RMBS and CMBS by the end of the quarter which should result in the Company realizing the full impact of its accretive benefits to core earnings in the fourth quarter. Given the improvement in earnings, the common stock dividend paid on October 26, 2017 was raised to $0.41 per share, an increase of 2.5%. As of September 30, 2017, 59% of the Company's equity was allocated to residential and commercial credit assets and 41% was allocated to Agency RMBS. “Our portfolio performed well during the third quarter, and we continue to be very encouraged by the Company’s dividend paying potential as demonstrated by our Board’s declaration to increase the common stock dividend to $0.41 per share,” said John Anzalone, Chief Executive Officer. “In addition to our favorable economic return and continued book value stability, we are also pleased with our preferred equity raise in August and expect to see the full quarter of its accretive benefits to core earnings in the fourth quarter. Importantly, we continue to believe the economic outlook is supportive of our strategy and attractive investment opportunities remain that may result in further earnings and dividend improvements.”

* Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles (“GAAP”) financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
** Economic return for the quarter ended September 30, 2017 is defined as the change in book value per diluted common share from June 30, 2017 to September 30, 2017 of $0.07; plus dividends declared of $0.41 per common share; divided by the June 30, 2017 book value per diluted common share of $18.27. Economic return for the nine months ended September 30, 2017 is defined as the change in book value per diluted common share from December 31, 2016 to September 30, 2017 of $0.86; plus dividends declared of $1.21 per common share; divided by the December 31, 2016 book value per diluted common share of $17.48.
*** Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).

1

Exhibit 99.1

Key performance indicators for the quarters ended September 30, 2017 and June 30, 2017 are summarized in the table below.

($ in millions, except share amounts)	Q3 ‘17		Q2 ‘17		Variance
Average Balances	(unaudited)		(unaudited)
Average earning assets (at amortized costs)	$17,434.6		$16,029.5		$1,405.1
Average borrowings	$15,196.4		$13,955.3		$1,241.1
Average equity	$2,206.3		$2,185.4		$20.9

U.S. GAAP Financial Measures
Total interest income	$140.4		$127.0		$13.4
Total interest expense	$54.2		$44.1		$10.1
Net interest income	$86.2		$82.9		$3.3
Total expenses	$11.3		$10.6		$0.7
Net income (loss) attributable to common stockholders	$49.1		$46.8		$2.3

Average earning asset yields	3.22%		3.17%		0.05%
Cost of funds	1.43%		1.26%		0.17%
Net interest rate margin	1.79%		1.91%		(0.12%)

Book value per common share (diluted)*	$18.34		$18.27		$0.07
Earnings (loss) per common share (basic)	$0.44		$0.42		$0.02
Earnings (loss) per common share (diluted)	$0.43		$0.41		$0.02
Debt-to-equity ratio	6.0	x	5.9	x	0.1	x

Non-GAAP Financial Measures**
Core earnings	$49.1		$46.1		$3.0
Effective interest income	$146.3		$132.9		$13.4
Effective interest expense	$78.1		$70.4		$7.7
Effective net interest income	$68.2		$62.4		$5.8

Effective yield	3.36%		3.32%		0.04%
Effective cost of funds	2.06%		2.01%		0.05%
Effective interest rate margin	1.30%		1.31%		(0.01%)

Core earnings per common share	$0.44		$0.41		$0.03
Repurchase agreement debt-to-equity ratio	6.3	x	6.1	x	0.2	x

* Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
** Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Exhibit 99.1

Financial Summary
Net income attributable to common stockholders for the third quarter of 2017 was $49.1 million compared to $46.8 million for the second quarter. Higher net income attributable to common stockholders was driven by an increase in net interest income and a decrease in total other losses during the quarter that were partially offset by dividends on preferred stock issued during the quarter. During the third quarter of 2017, the Company completed a public offering of 11,500,000 shares of 7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) at the price of $25.00 per share. Total proceeds were $287.5 million before issuance costs of $9.4 million.
Book value per diluted common share for the third quarter of 2017 increased by 0.4% to $18.34 reflecting the continued low volatility environment.
During the third quarter of 2017, the Company generated $49.1 million in core earnings, an increase of $3.0 million or 6.5% over the second quarter. Core earnings increased in the third quarter primarily due to higher effective net interest income that was partially offset by the Series C Preferred Stock dividends.
Total interest income increased to $140.4 million for the third quarter of 2017 compared to $127.0 million for the second quarter primarily due to higher average earning assets. Average earning assets rose to $17.4 billion during the third quarter, up $1.4 billion (8.8%) from $16.0 billion during the second quarter. The increase in average earning assets was primarily due to investing Series C Preferred Stock proceeds. The Company leveraged Series C Preferred Stock proceeds and paydowns on securities to purchase $2.5 billion of 30 year fixed- rate Agency RMBS and $375.8 million of CMBS during the third quarter.
The Company increased its average borrowings by $1.2 billion (8.9%) in the third quarter, resulting in average borrowings of $15.2 billion and total interest expense of $54.2 million compared to average borrowings of $14.0 billion and total interest expense of $44.1 million during the second quarter. The Company's total interest expense rose during the third quarter primarily due to higher interest rates and higher average borrowings leveraging MBS purchases during the quarter. The Company's cost of funds rose to 1.43% for the third quarter, up from 1.26% for the second quarter, reflecting the June 2017 increase in the federal funds rate and rising LIBOR rates throughout the third quarter.
The Company modestly increased leverage to 6.0x in the third quarter of 2017 from 5.9x in the second quarter. The Company retired $60.9 million of its Senior Exchangeable Notes (the “Notes”) during the third quarter and has retired $242.2 million year-to-date. As of September 30, 2017, $157.8 million of Notes is outstanding. The Notes will mature in March 2018.
Total expenses for the third quarter of 2017 were approximately $11.3 million compared to $10.6 million for the second quarter. Management fees totaled $9.6 million in the third quarter, up from $9.0 million in the second quarter of 2017. Third quarter management fees rose primarily due to issuing the Series C Preferred Stock. General and administrative expenses were $1.7 million in the third quarter of 2017, compared to $1.6 million in the second quarter. General and administrative expenses were higher during the third quarter primarily due to transaction fees related to new interest rate swaps added during the quarter and higher professional fees.
The ratio of annualized total expenses to average equity(1) increased to 2.04% for the third quarter of 2017 compared to 1.95% for the second quarter primarily due to higher management fees.
As previously announced, the Company declared the following dividends on September 14, 2017: a common stock dividend of $0.41 per share paid on October 26, 2017; a Series A preferred stock dividend of $0.4844 per share paid on October 25, 2017; and a Series B preferred stock dividend of $0.4844 per share that will be paid on December 27, 2017. The Company also declared its first Series C Preferred Stock dividend of $0.6823 per share that will be paid on December 27, 2017 for the period from date of issuance to but not including December 27, 2017. The Company will declare its next dividend on Series B and Series C Preferred Stock following its regularly scheduled Board of Directors meeting in February 2018 for the period from

3

Exhibit 99.1

December 27, 2017 through but not including March 27, 2018. The Company will continue to declare its quarterly dividends on common stock and Series A Preferred Stock in the third month of each quarter.

(1)
The ratio of annualized total expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on the weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Tuesday, November 7, 2017, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on November 21, 2017 by calling:

800-510-9771 (North America) or 1-402-344-6800 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

4

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
$ in thousands, except share amounts	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Interest Income
Mortgage-backed and credit risk transfer securities (1)	134,138	121,027	112,467	374,038	347,573
Commercial loans	6,251	6,021	5,680	18,036	16,520
Total interest income	140,389	127,048	118,147	392,074	364,093
Interest Expense
Repurchase agreements	45,907	36,072	24,892	111,926	97,952
Secured loans	5,544	4,535	2,746	13,492	8,149
Exchangeable senior notes	2,724	3,504	5,620	11,236	16,847
Total interest expense	54,175	44,111	33,258	136,654	122,948
Net interest income	86,214	82,937	84,889	255,420	241,145
Other Income (loss)
Gain (loss) on investments, net	(11,873)	11,175	(7,155)	(2,551)	5,860
Equity in earnings (losses) of unconsolidated ventures	408	(154)	729	(1,280)	1,992
Gain (loss) on derivative instruments, net	1,955	(53,513)	35,378	(46,096)	(293,528)
Realized and unrealized credit derivative income (loss), net	(2,930)	21,403	31,926	38,428	57,564
Net loss on extinguishment of debt	(1,344)	(526)	—	(6,581)	—
Other investment income (loss), net	2,313	2,533	(554)	6,175	(3,617)
Total other income (loss)	(11,471)	(19,082)	60,324	(11,905)	(231,729)
Expenses
Management fee – related party	9,557	9,027	6,719	27,385	25,292
General and administrative	1,697	1,608	1,836	5,389	5,769
Total expenses	11,254	10,635	8,555	32,774	31,061
Net income (loss)	63,489	53,220	136,658	210,741	(21,645)
Net income (loss) attributable to non-controlling interest	800	670	1,723	2,656	(235)
Net income (loss) attributable to Invesco Mortgage Capital Inc.	62,689	52,550	134,935	208,085	(21,410)
Dividends to preferred stockholders	13,562	5,716	5,716	24,994	17,148
Net income (loss) attributable to common stockholders	49,127	46,834	129,219	183,091	(38,558)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	0.44	0.42	1.16	1.64	(0.34)
Diluted	0.43	0.41	1.05	1.59	(0.34)
Dividends declared per common share	0.41	0.40	0.40	1.21	1.20

(1)	The table below shows the components of mortgage-backed and credit risk transfer securities income for the periods presented.

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Coupon interest	156,635	147,267	144,325	449,971	433,095
Net (premium amortization)/discount accretion	(22,497)	(26,240)	(31,858)	(75,933)	(85,522)
Mortgage-backed and credit risk transfer securities interest income	134,138	121,027	112,467	374,038	347,573

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended			Nine Months Ended
In thousands	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income (loss)	63,489	53,220	136,658	210,741	(21,645)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	19,089	39,633	32,015	75,011	270,591
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	7	651	—	1,508	(11,581)
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(6,438)	(6,369)	(4,831)	(19,105)	11,331
Currency translation adjustments on investment in unconsolidated venture	807	139	(235)	331	(10)
Total other comprehensive income (loss)	13,465	34,054	26,949	57,745	270,331
Comprehensive income (loss)	76,954	87,274	163,607	268,486	248,686
Less: Comprehensive (income) loss attributable to non-controlling interest	(970)	(1,099)	(2,063)	(3,384)	(3,157)
Less: Dividends to preferred stockholders	(13,562)	(5,716)	(5,716)	(24,994)	(17,148)
Comprehensive income (loss) attributable to common stockholders	62,422	80,459	155,828	240,108	228,381

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands except share amounts	September 30, 2017	December 31, 2016
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $17,398,372 and $14,422,198, respectively)	18,259,552	14,981,331
Commercial loans, held-for-investment	280,989	273,355
Cash and cash equivalents	73,530	161,788
Due from counterparties	1,550	86,450
Investment related receivable	20,934	43,886
Accrued interest receivable	56,532	46,945
Derivative assets, at fair value	7,394	3,186
Other assets	102,343	109,297
Total assets	18,802,824	15,706,238
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	14,088,838	11,160,669
Secured loans	1,650,000	1,650,000
Exchangeable senior notes, net	157,380	397,041
Derivative liabilities, at fair value	40,631	134,228
Dividends and distributions payable	59,909	50,924
Investment related payable	122,896	9,232
Accrued interest payable	12,255	21,066
Collateral held payable	2,955	1,700
Accounts payable and accrued expenses	1,788	1,534
Due to affiliate	10,778	9,660
Total liabilities	16,147,430	13,436,054
Commitments and contingencies (See Note 16) (1)
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	—
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 111,616,551 and 111,594,595 shares issued and outstanding, respectively	1,116	1,116
Additional paid in capital	2,384,157	2,379,863
Accumulated other comprehensive income	350,686	293,668
Retained earnings (distributions in excess of earnings)	(670,261)	(718,303)
Total stockholders’ equity	2,629,022	2,241,560
Non-controlling interest	26,372	28,624
Total equity	2,655,394	2,270,184
Total liabilities and equity	18,802,824	15,706,238

(1)	See Note 16 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017

7

Exhibit 99.1

Non-GAAP Financial Measures
The Company uses the following non-GAAP financial measures to analyze its operating results and believes these financial measures are useful to investors in assessing the Company's performance as further discussed below:

•	core earnings (and by calculation, core earnings per common share)

•	effective interest income (and by calculation, effective yield)

•	effective interest expense (and by calculation, effective cost of funds)

•	effective net interest income (and by calculation, effective interest rate margin), and

•	repurchase agreement debt-to-equity ratio.
The most directly comparable U.S. GAAP measures are:

•	net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share)

•	total interest income (and by calculation, earning asset yield)

•	total interest expense (and by calculation, cost of funds)

•	net interest income (and by calculation, net interest rate margin); and

•	debt-to-equity ratio.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Core Earnings
The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; net loss on extinguishment of debt; and cumulative adjustments attributable to non-controlling interest. The Company may add additional reconciling items to its core earnings calculation in the future if appropriate.
The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company excludes the impact of gains and losses because gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, the majority of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheet. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statement of operations. In addition, certain gains and losses represent one-time events.

The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

8

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended			Nine Months Ended
$ in thousands, except per share data	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income (loss) attributable to common stockholders	49,127	46,834	129,219	183,091	(38,558)
Adjustments:
(Gain) loss on investments, net	11,873	(11,175)	7,155	2,551	(5,860)
Realized (gain) loss on derivative instruments, net (1)	(19,503)	40,229	(1,347)	5,808	62,222
Unrealized (gain) loss on derivative instruments, net (1)	95	(6,682)	(60,419)	(20,025)	150,842
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net (2)	8,803	(15,559)	(25,963)	(20,904)	(39,175)
(Gain) loss on foreign currency transactions, net (3)	(1,504)	(1,731)	1,340	(3,748)	6,007
Amortization of net deferred (gain) loss on de-designated interest rate swaps(4)	(6,438)	(6,369)	(4,831)	(19,105)	11,331
Net loss on extinguishment of debt	1,344	526	—	6,581	—
Subtotal	(5,330)	(761)	(84,065)	(48,842)	185,367
Cumulative adjustments attributable to non-controlling interest	67	10	1,060	616	(2,289)
Preferred stock dividend declared but not accumulated (5)	5,211	—	—	5,211	—
Core earnings	49,075	46,083	46,214	140,076	144,520
Basic income (loss) per common share	0.44	0.42	1.16	1.64	(0.34)
Core earnings per share attributable to common stockholders (6)	0.44	0.41	0.41	1.26	1.29

(1)	U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Realized gain (loss) on derivative instruments, net	19,503	(40,229)	1,347	(5,808)	(62,222)
Unrealized gain (loss) on derivative instruments, net	(95)	6,682	60,419	20,025	(150,842)
Contractual net interest expense	(17,453)	(19,966)	(26,388)	(60,313)	(80,464)
Gain (loss) on derivative instruments, net	1,955	(53,513)	35,378	(46,096)	(293,528)

(2)	U.S. GAAP realized and unrealized credit derivative income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Realized and unrealized gain (loss) on GSE CRT embedded derivatives, net	(8,803)	15,559	25,963	20,904	39,175
GSE CRT embedded derivative coupon interest	5,873	5,844	5,963	17,524	18,389
Realized and unrealized credit derivative income (loss), net	(2,930)	21,403	31,926	38,428	57,564

9

Exhibit 99.1

(3)	U.S. GAAP other investment income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Dividend income	809	802	786	2,427	2,390
Gain (loss) on foreign currency transactions, net	1,504	1,731	(1,340)	3,748	(6,007)
Other investment income (loss), net	2,313	2,533	(554)	6,175	(3,617)

(4)	U.S. GAAP repurchase agreements interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Interest expense on repurchase agreement borrowings	52,345	42,441	29,723	131,031	86,621
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(6,438)	(6,369)	(4,831)	(19,105)	11,331
Repurchase agreements interest expense	45,907	36,072	24,892	111,926	97,952

(5)
Preferred stock dividend declared but not accumulated is a timing adjustment related to the first dividend declaration on Series C Preferred Stock. On September 14, 2017, the Company declared a dividend on Series C Preferred Stock that covers the period from the date of issuance, August 16, 2017, to but not including the dividend payment date, December 27, 2017. The Company adjusted core earnings for the period ended September 30, 2017 to exclude the portion of the dividend declared for the period from October 1, 2017 through December 26, 2017 because the Company does not consider the future unaccumulated portion of the dividend a current component of its capital costs.

(6)	Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net. The Company includes its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest is not accounted for consistently under U.S. GAAP. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps

10

Exhibit 99.1

from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.
The following tables reconcile total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended
	September 30, 2017		June 30, 2017		September 30, 2016
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	140,389	3.22%	127,048	3.17%	118,147	2.94%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,873	0.14%	5,844	0.15%	5,963	0.15%
Effective interest income	146,262	3.36%	132,892	3.32%	124,110	3.09%

	Nine Months Ended
	September 30, 2017		September 30, 2016
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	392,074	3.15%	364,093	3.10%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	17,524	0.14%	18,389	0.16%
Effective interest income	409,598	3.29%	382,482	3.26%
The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	September 30, 2017		June 30, 2017		September 30, 2016
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	54,175	1.43%	44,111	1.26%	33,258	0.94%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	6,438	0.17%	6,369	0.18%	4,831	0.14%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	17,453	0.46%	19,966	0.57%	26,388	0.74%
Effective interest expense	78,066	2.06%	70,446	2.01%	64,477	1.82%

11

Exhibit 99.1

	Nine Months Ended
	September 30, 2017		September 30, 2016
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	136,654	1.26%	122,948	1.19%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	19,105	0.18%	(11,331)	(0.11)%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	60,313	0.56%	80,464	0.78%
Effective interest expense	216,072	2.00%	192,081	1.86%

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	September 30, 2017		June 30, 2017		September 30, 2016
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	86,214	1.79%	82,937	1.91%	84,889	2.00%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(6,438)	(0.17)%	(6,369)	(0.18)%	(4,831)	(0.14)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,873	0.14%	5,844	0.15%	5,963	0.15%
Less: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	(17,453)	(0.46)%	(19,966)	(0.57)%	(26,388)	(0.74)%
Effective net interest income	68,196	1.30%	62,446	1.31%	59,633	1.27%

	Nine Months Ended
	September 30, 2017		September 30, 2016
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	255,420	1.89%	241,145	1.91%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(19,105)	(0.18)%	11,331	0.11%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	17,524	0.14%	18,389	0.16%
Less: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	(60,313)	(0.56)%	(80,464)	(0.78)%
Effective net interest income	193,526	1.29%	190,401	1.40%

12

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of September 30, 2017 and June 30, 2017. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity. The Company presents a repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's repurchase agreement debt-to-equity ratio, when considered together with U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.
September 30, 2017

$ in thousands	Agency RMBS	Residential Credit (1)	Commercial Credit (2)	Exchangeable Senior Notes and Other	Total
Investments	12,869,842	2,280,913	3,412,470	—	18,563,225
Cash and cash equivalents (3)	30,453	15,569	27,508	—	73,530
Derivative assets, at fair value (4)	7,394	—	—	—	7,394
Other assets	82,161	6,135	66,397	3,982	158,675
Total assets	12,989,850	2,302,617	3,506,375	3,982	18,802,824

Repurchase agreements	11,115,979	1,688,915	1,283,944	—	14,088,838
Secured loans (5)	517,771	—	1,132,229	—	1,650,000
Exchangeable senior notes, net	—	—	—	157,380	157,380
Derivative liabilities, at fair value	39,292	—	1,339	—	40,631
Other liabilities	162,669	17,566	29,995	351	210,581
Total liabilities	11,835,711	1,706,481	2,447,507	157,731	16,147,430

Total equity (allocated)	1,154,139	596,136	1,058,868	(153,749)	2,655,394
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets and exchangeable senior notes (6)	—	—	(303,673)	153,749	(149,924)
Collateral pledged against secured loans	(598,870)	—	(1,309,570)	—	(1,908,440)
Secured loans	517,771	—	1,132,229	—	1,650,000
Equity related to repurchase agreement debt	1,073,040	596,136	577,854	—	2,247,030
Debt-to-equity ratio (7)	10.1	2.8	2.3	NA	6.0
Repurchase agreement debt-to-equity ratio (8)	10.4	2.8	2.2	NA	6.3

(1)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(2)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(4)	Derivative assets are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures, exchangeable senior notes and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

13

Exhibit 99.1

June 30, 2017

$ in thousands	Agency RMBS	Residential Credit (1)	Commercial Credit (2)	Exchangeable Senior Notes and Other	Total
Investments	10,852,753	2,453,015	3,079,693	—	16,385,461
Cash and cash equivalents (3)	29,985	18,653	15,431	—	64,069
Derivative assets, at fair value (4)	11,005	—	—	—	11,005
Other assets	132,267	6,950	70,200	3,979	213,396
Total assets	11,026,010	2,478,618	3,165,324	3,979	16,673,931

Repurchase agreements	9,227,679	1,792,375	1,098,894	—	12,118,948
Secured loans (5)	506,909	—	1,143,091	—	1,650,000
Exchangeable senior notes, net	—	—	—	217,804	217,804
Derivative liabilities, at fair value	43,047	—	1,100	—	44,147
Other liabilities	195,806	20,960	62,951	3,221	282,938
Total liabilities	9,973,441	1,813,335	2,306,036	221,025	14,313,837

Total equity (allocated)	1,052,569	665,283	859,288	(217,046)	2,360,094
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets and exchangeable senior notes (6)	—	—	(302,177)	217,046	(85,131)
Collateral pledged against secured loans	(596,514)	—	(1,345,151)	—	(1,941,665)
Secured loans	506,909	—	1,143,091	—	1,650,000
Equity related to repurchase agreement debt	962,964	665,283	355,051	—	1,983,298
Debt-to-equity ratio (7)	9.2	2.7	2.6	NA	5.9
Repurchase agreement debt-to-equity ratio (8)	9.6	2.7	3.1	NA	6.1

(1)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(2)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(4)	Derivative assets are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures, exchangeable senior notes and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

14

Exhibit 99.1

Average Asset Balances
The table below presents information related to the Company's average earning assets for the following periods.

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Average Balances (1):
Agency RMBS:
15 year fixed-rate, at amortized cost	3,223,684	3,374,039	3,409,739	3,370,401	2,409,219
30 year fixed-rate, at amortized cost	6,486,613	4,852,769	3,613,116	5,274,103	3,784,762
ARM, at amortized cost	258,304	276,272	332,801	275,010	368,409
Hybrid ARM, at amortized cost	1,847,709	1,996,026	2,703,529	2,043,497	2,893,860
Agency - CMO, at amortized cost	287,364	309,113	362,825	308,159	383,995
Non-Agency RMBS, at amortized cost	1,339,639	1,483,354	2,079,681	1,537,013	2,243,941
GSE CRT, at amortized cost	790,886	796,050	612,531	784,301	641,445
CMBS, at amortized cost	2,920,587	2,663,808	2,532,667	2,721,306	2,610,204
U.S. Treasury securities, at amortized cost	—	—	169,041	—	60,610
Commercial loans, at amortized cost	279,840	278,052	272,614	277,642	263,532
Average earning assets	17,434,626	16,029,483	16,088,544	16,591,432	15,659,977

Average Earning Asset Yields (2):
Agency RMBS:
15 year fixed-rate	1.95%	1.97%	1.86%	1.99%	1.97%
30 year fixed-rate	2.73%	2.83%	2.55%	2.73%	2.76%
ARM	2.35%	2.27%	2.18%	2.31%	2.31%
Hybrid ARM	2.19%	2.29%	2.06%	2.26%	2.15%
Agency - CMO	2.71%	0.34%	2.42%	1.16%	2.60%
Non-Agency RMBS	6.56%	5.90%	5.06%	5.97%	4.90%
GSE CRT (3)	2.74%	2.62%	0.98%	2.51%	0.89%
CMBS	4.52%	4.45%	4.28%	4.40%	4.34%
U.S. Treasury securities	—%	—%	1.09%	—%	1.15%
Commercial loans	8.86%	8.69%	8.27%	8.69%	8.35%
Average earning asset yields	3.22%	3.17%	2.94%	3.15%	3.10%

(1)	Average amounts for each period are based on weighted month-end balances; all percentages are annualized. Average balances are presented on an amortized cost basis.

(2)
Average earning asset yields for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the average balance of the amortized cost of the investments. All yields are annualized.

(3)
GSE CRT average earning asset yields exclude coupon interest associated with embedded derivatives on securities not accounted for under the fair value option that is recorded as realized and unrealized credit derivative income (loss), net under U.S. GAAP.

15

Exhibit 99.1

Average Borrowings and Equity Balances
The table below presents information related to the Company's average borrowings and average equity for the following periods.

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Average Borrowings (1):
Agency RMBS (2)	10,919,243	9,665,651	9,334,305	10,105,277	8,823,633
Non-Agency RMBS	1,062,528	1,155,529	1,681,136	1,208,702	1,812,516
GSE CRT	661,095	655,715	428,798	639,234	451,024
CMBS (2)	2,367,648	2,239,854	2,213,541	2,260,356	2,187,871
U.S. Treasury securities	—	—	168,689	—	73,310
Exchangeable senior notes	185,930	238,530	396,213	256,261	395,599
Total average borrowings	15,196,444	13,955,279	14,222,682	14,469,830	13,743,953
Maximum borrowings during the period (3)	15,896,218	13,986,752	14,381,178	15,896,218	14,381,178

Average Cost of Funds (4):
Agency RMBS (2)	1.28%		1.10%		0.67%	1.09%		0.66%
Non-Agency RMBS	2.67%		2.47%		1.94%	2.42%		1.86%
GSE CRT	2.69%		2.51%		2.16%	2.50%		2.14%
CMBS (2)	1.91%		1.63%		1.14%	1.63%		1.13%
U.S. Treasury securities	—%		—%		0.26%	—%		0.25%
Exchangeable senior notes	5.86%		5.88%		5.67%	5.85%		5.68%
Cost of funds	1.43%		1.26%		0.94%	1.26%		1.19%
Interest rate swaps average fixed pay rate (5)	2.09%		2.13%		2.13%	2.12%		2.11%
Interest rate swaps average floating receive rate (6)	(1.24)%		(1.06)%		(0.56)%	(1.07)%		(0.49)%
Effective cost of funds (non-GAAP measure) (7)	2.06%		2.01%		1.82%	2.00%		1.86%
Average Equity (8):	2,206,307		2,185,448		2,130,097	2,173,671		2,032,636
Average debt-to-equity ratio (average during period)	6.9	x	6.4	x	6.7x	6.7	x	6.8	x
Debt-to-equity ratio (as of period end)	6.0	x	5.9	x	6.0x	6.0	x	6.0	x

(1)	Average amounts for each period are based on weighted month-end balances; all percentages are annualized. Average balances are presented on an amortized cost basis.

(2)	Agency RMBS and CMBS average borrowings and cost of funds include borrowings under repurchase agreements and secured loans.

(3)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(4)	Average cost of funds is calculated by dividing annualized interest expense excluding amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

(5)	Interest rate swaps average fixed pay rate is calculated by dividing annualized contractual swap interest expense by the Company's average notional balance of interest rate swaps.

(6)	Interest rate swaps average floating receive rate is calculated by dividing annualized contractual swap interest income by the Company's average notional balance of interest rate swaps.

(7)	For a reconciliation of cost of funds to effective cost of funds, see “Non-GAAP Financial Measures.”

(8)	Average equity is calculated based on the weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

16